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                                                                    EXHIBIT 21.1


                         SUBSIDIARIES OF THE CORPORATION

SUBSIDIARIES OF THE WACKENHUT CORPORATION
   American Guard and Alert, Inc. (Alaska)
   Save a Friend, Inc. (Florida)
   Titania Advertising, Incorporated (Florida)
   Titania Insurance Company of America (Vermont)
   Tuhnekcaw, Inc. (Delaware)
   Wackenhut Airline Services, Inc. (Florida)
   Wackenhut Australia, Pty., Ltd. (Australia)
   Wackenhut of Canada, Ltd. (Canada)
   Wackenhut Corrections Corporation (Florida)
   Wackenhut Educational Services, Inc. (Florida)
   Wackenhut Financial, Inc. (Delaware)
   Wackenhut Funding Corp. (Delaware)
   Wackenhut International, Incorporated (Florida)
   Wackenhut of Nevada, Inc. (Nevada)
   Wackenhut Resources, Inc. (Florida)
   Wackenhut Services, Incorporated (Florida)
   Wackenhut.com Online Store, Inc. (Florida)

SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED
   Groupo Wackenhut, S.A. de C.V. (Mexico)
   Instituto Wackenhut, S.A. (Ecuador)
   Inmobiliaria Wackenhut, S.A. de C.V. (Mexico)
   Inversiones Setecsa, S.A. (Panama)
   Peruana de Seguridad y Vigilancia, S.A. (PESEVISA) (Peru)
   Seguridad Electronica de Nicaragua, S.A. (Nicaragua)
   Seguridad Electronica, S.A. (Ecuador)
   Seguridad Tecnica, S.A. de C.V. (Honduras)
   Seguridad Wackenhut, S.A. de CV (Mexico)
   Servicios Generales Wackenhut S.A. de C.V. (Mexico)
   Wackenhut Russia A/O (Russia)
   Wackenhut Belize, Ltd. (Belize)
   Wackenhut de Bolivia, S.A. (Bolivia)
   Wackenhut Cameroon, S.A. (Cameroon)
   Wackenhut Central Europe GMBH (Germany)
   Wackenhut de El Salvador, S.A. (El Salvador)
   Wackenhut de Honduras, S.A. (Honduras)
   Wackenhut de Nicaragua, S.A. (Nicaragua)
   Wackenhut de Venezuela, S.A. (Venezuela)
   Wackenhut del Ecuador, S.A. (Ecuador)
   Wackenhut Dominicana, S.A. (Dominican Republic)
   Wackenhut France, S.A.R.L. (France)
   Wackenhut Gambia, Ltd. (Gambia)
   Wackenhut International, S.A. (Panama)
   Wackenhut Jamaica, Ltd. (Jamaica)
   Wackenhut Pakistan (PVT) Limited (Pakistan)
   Wackenhut Maritime Security, LTD (United Kingdom)
   Wackenhut Maghreb, S.A. (Morocco)
   Wackenhut Mozambique LTD (Mozambique)
   Wackenhut Neva (Russia)


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   Wackenhut Paraguay, S.A. (Paraguay)
   SUBSIDIARIES OF WACKENHUT INTERNATIONAL, INCORPORATED (CONTINUED)

   Wackenhut Peru, S.A. (Peru)
   Wackenhut Puerto Rico, Inc. (Puerto Rico)
   Wackenhut S.A. (Costa Rica)
   Wackenhut Sakhalin (Russia)
   Wackenhut Santa Cruz, S.A. (Bolivia)
   Wackenhut Seges (Ivory Coast)
   Wackenhut Security United (Jamaica)
   Wackenhut Services S.A. de C.V. (El Salvador)
   Wackenhut Sierra Leone (Sierra Leone)
   Wackenhut S.A. de C.V. (Mexico)
   Wackenhut Transportadora de Valores, S.A. (Ecuador)
   Wackenhut Venzolana, SA (Venezuela)
   Wackenhut U.K. Limited (United Kingdom)
   Wackenhut Uruguay, S.A. (Uruguay)

SUBSIDIARY OF AMERICAN GUARD AND ALERT
   Ahtna AGA Security, Inc. (Alaska)

SUBSIDIARIES OF WACKENHUT CORRECTIONS CORPORATION
   Atlantic Shores Healthcare, Inc.
   Miramichi Youth Centre Management, Inc.
   Wackenhut Corrections (U.K.), Limited (United Kingdom)
   Wackenhut Corrections Corporation Australia Pty Ltd. (Australia) Premier Custodial Development LTD (United Kingdom)
   Canadian Correctional Management Inc.
   Wackenhut Corrections Design Services, Inc.
   Wackenhut Corrections Netherlands Antilles, N.V.
   Wackenhut Corrections Puerto Rico, Inc.
   WCC Development, Inc. (Florida)
   WCC/FL/01, Inc. (Florida)
   WCC/FL/02, Inc. (Florida)
   WCC Financial, Inc. (Delaware)
   WCC South Africa, PTY, LTD (South Africa)
   WCC Real Estate Holdings, LLC (Florida)

SUBSIDIARIES OF WACKENHUT CORRECTIONS CORPORATION AUSTRALIA
   Wackenhut Correctional Services Pty Ltd. (Australia) Australasian Correctional Management Pty Ltd. (Australia) Premier Employment Services, PTY, LTD (Australia) Australasian Correctional Investment Pty Ltd. (Australia) Pacific Rim Employment PTY LTD (Australia )

SUBSIDIARIES OF WACKENHUT SERVICES, INCORPORATED
   Wackenhut Services, LLC (Colorado)
   Wackenhut Aviation, LLC (New Mexico)

SUBSIDIARIES OF WACKENHUT RESOURCES, INC.
   WRI Employers Insurance, Inc. (Florida)
   WRI Staffing, Inc. (Florida)
   WRI II, Inc. (Florida)
   Oasis Outsourcing, Inc. (Florida)


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   Oasis Outsourcing II, Inc. (Florida)
   Oasis Outsourcing III, Inc. (Florida)
   SUBSIDIARIES OF WACKENHUT RESOURCES, INC. (CONTINUED)

   Oasis Outsourcing IV, Inc. (Florida)
   Oasis Outsourcing V, Inc. (Florida)
   Oasis Outsourcing VI, Inc. (Florida)
   Oasis Outsourcing VII, Inc. (Florida)
   Oasis Outsourcing VIII, Inc. (Florida)
   Oasis Outsourcing IX, Inc. (Florida)
   Oasis Outsourcing Benefits, Inc. (Florida)
   Oasis Outsourcing Benefits II, Inc. (Florida)
   Oasis Outsourcing Benefits III, Inc. (Florida)
   Oasis Payroll Services, Inc. (Florida)
   Oasis Staffing, Inc. (Florida)
   Oasis Staffing II, Inc. (Florida)
   Oasis Staffing III, Inc. (Florida)
   Workforce Alternative, Inc. (Florida)
   King Employee Services, Inc. (Florida)